UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2016

CHINA SHOUGUAN INVESTMENT HOLDING GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-167964                    27-2513824

(Commission File Number)   (IRS Employer Identification No.)

6009 Yitian Road

New World Center Rm. 3207

Futian District, Shenzhen

People’s Republic of China

(Address of principal executive offices and zip code)

0086-755-82520008

(Registrant's telephone number including area code)

CHINA SHOUGUAN MINING CORPORATION

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2016, the Registrant filed a Certificate of Amendment to its Certificate of Incorporation that affected a name change from “China Shouguan Mining Corporation” to “China Shouguan Investment Holding Group Corporation” and authorized a one for four reverse stock split as determined by the Registrant’s director.  The name change was effective on the filing of the amendment.  The reverse split will not be in effect until it is approved by FINRA.  The Certificate of amendment was approved by the Registrant’s Board of Directors and by its shareholders  at a special meeting of shareholders at an adjourned special meeting held on October 26, 2016 pursuant to notice and a proxy statement prepared under Regulation 14A.  The Certificate of Amendment was approved by the holders of 83,133,516 shares or 72.3% of the 115,000,000 issued and outstanding shares with no shares voted against.  The reader should refer to the Certificate of Amendment, which is an exhibit to this report for its full terms.

ITEM 9.01  Financial Statements and Exhibits.

Financial Statements - None

Exhibits

3.1

Certificate of Amendment filed November 2, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHOUGUAN MINING CORPORATION
By: /s/ Feize Zhang Feize Zhang, Chairman and Principal Executive Officer
Dated: November 14, 2016